DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0424752006-1
Document Number:
20060364874-00

Date Filed:
6/7/2006 10:45:20 AM
In the office of
Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	Urex Energy Corp.
2. ***Resident Agent Name and Street Address:*** [illegible]	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 — Reno — Nevada 89511 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. ***Shares:*** [illegible]	Number of shares with par value: 100,000,000 — Par value: $ 0.001 — Number of shares without par value:
4. ***Names & Addresses of Board of Directors/Trustees:*** [illegible]	1. Richard Bachman Name 10580 N. McCarran Blvd., Suite 115-208 — Reno — NV — 89503 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. ***Purpose:*** [illegible]	The purpose of this Corporation shall be:
6. ***Names, Address and Signature of Incorporator.*** [illegible]	Richard Bachman — Richard Bachman (signature) Name — Signature 10580 N. McCarran Blvd., Suite 115-208 — Reno — NV — 89503 Address — City — State — Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. (signature) — 05/30/2006 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **UREX ENERGY CORP.**, did on June 7, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 7, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk